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                                                                     Exhibit 3.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 AGENCY.COM LTD.

                  (Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware)

               AGENCY.COM LTD. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

               DOES HEREBY CERTIFY:

               FIRST: That the Corporation was originally incorporated in Delaware, and the date of its filing of its original Certificate of Incorporation with the Secretary of State of Delaware was June 1, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 30, 1999.

               SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, $0.001 par value, in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware;

               THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

               RESOLVED, that the Amended and Restated of Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:


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                                    ARTICLE I

                                      Name

                 The name of the Corporation is AGENCY.COM LTD.

                                   ARTICLE II

                                Registered Office

               The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, State of Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                   Powers/Term

               The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law. The Corporation is to have perpetual existence.

                                   ARTICLE IV

                                  Capital Stock

               A. CLASSES OF STOCK. The total number of shares of stock which the Corporation shall have authority to issue is two hundred and ten million (210,000,000), consisting of ten million (10,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and two hundred million (200,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock").

               B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:



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               (a) The designation of the series, which may be by distinguishing number, letter or title.

               (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

               (c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

               (d) Dates at which dividends, if any, shall be payable.

               (e) The redemption rights and price or prices, if any, for shares of the series.

               (f) The terms and amount of any sinking funds provided for the purchase or redemption of shares of the series.

               (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

               (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or change may be made.

               (i) Restrictions on the issuance of shares of the same series or of any other class or series.

               (j) The voting rights, if any, of the holders of shares of the series.

               C. COMMON STOCK; VOTING. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

               The number of shares of authorized Common Stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.



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               The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

                                    Directors

               A. NUMBER. The number of directors of the Corporation shall be such number, not less than six (6) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be determined from time to time in accordance with the bylaws, provided that no action shall be taken to decrease the number of directors to under six (6) or increase the number of directors to over fifteen (15) unless at least 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose approve such decrease or increase. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

               B. CLASSIFIED BOARD OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, each of which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2000; each initial director in Class II shall hold office until the annual meeting of stockholders in 2001; and each initial director in Class III shall hold office until the annual meeting of stockholders in 2002. Notwithstanding the foregoing provisions of this ARTICLE V, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

               In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminated directorship resulting from such increase or decrease shall be appointed by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

               C. REMOVAL OF DIRECTORS. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, at any time, but only for cause or by the affirmative vote of the holders of not less than 50% of the outstanding



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shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this ARTICLE V shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                   ARTICLE VI

                              Stockholder Meetings

               Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                                   ARTICLE VII

                       Limitation of Directors' Liability

               A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                                 Indemnification

               A. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a



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director or officer of the Corporation, is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Article VIII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered person was authorized by the Board of Directors of the Corporation.

               B. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered person in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered person is not entitled to be indemnified under this
Article VIII or otherwise.

               C. CLAIMS. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

               D. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               E. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

               F. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

               G. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VIII shall not limit the right to the Corporation to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.



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                                   ARTICLE IX

                               Amendment of Bylaws

               In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by vote of 66.67% of the Board of Directors.

                                    ARTICLE X

                    Amendment of Certificate of Incorporation

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES V, VI, VII, VIII, IX and this
ARTICLE X may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                      * * *


               FOURTH: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

               FIFTH: That the effective date of this Amended and Restated Certificate of Incorporation shall be December 13, 1999.



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               IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this 9th day of December, 1999.

                                   /s/ Chan Suh
                                   ---------------------------------------
                                         Chan Suh, Chief Executive Officer



                                   /s/ Janet Ambrosi Wertman
                                   ---------------------------------------
                                         Janet Ambrosi Wertman, Secretary



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